Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts for Rite Aid:                               Contacts for Lilly:
Media:                                               Media:
Name: Suzanne Mead                                   Name: Edward A. West
Phone: (717) 975-5887                                Phone: (317) 276-3655
Investors:
Name: Frank Bergonzi
Phone: (717) 975-5750



               RITE AID TO ACQUIRE LILLY'S PCS HEALTH SYSTEMS
                  PHARMACY BENEFITS MANAGEMENT SUBSIDIARY

CAMP HILL, Pa. and INDIANAPOLIS, Ind. (November 17, 1998) - Rite Aid Corp. [NYSE, PSE: RAD] and Eli Lilly and Company [NYSE: LLY] today announced that they signed a definitive agreement under which Rite Aid will acquire the equity of Lilly's PCS subsidiary. Rite Aid will pay Lilly $1.5 billion in cash and, in addition, Lilly will retain $100 million of cash from PCS. The transaction will be accounted for as a purchase and is anticipated to be accretive to Rite Aid's earnings in the first full year of operation.

The combination brings together two leading companies engaged in enhancing the quality of pharmacy care and in the management and containment of health care costs: Rite Aid, one of the best performing retail chains in terms of managing pharmaceutical costs for employers, health plans and their members, and PCS, one of the leading pharmacy benefits managers (PBM) for employers, health plans and their members in the United States. Rite Aid operates approximately 3,900 pharmacies in 30 states in the eastern, southern and western United States, and the District of Columbia, filling over 225 million prescriptions each year accounting for over $6 billion in prescription drug sales. PCS manages nearly 300 million prescriptions each year, serves more than 1,200 health plan sponsors, assists more than 50 million plan members with their pharmaceutical needs, and accounts for approximately $10 billion in drug expenditures. The combined company will be one of the leading companies in ensuring appropriate drug utilization and management, and drug safety.

The purchase, which is anticipated to close in the first quarter of 1999, is expected to be financed with a sufficient amount of common equity and equity-linked securities to allow Rite Aid to maintain its credit rating and its strategic and financial flexibility. A bank commitment for $1.5 billion is in place to provide back-up interim financing with respect to the timing of the equity sale.

Martin Grass, Rite Aid's chairman and chief executive officer, said, "This combination advances Rite Aid's status as one of the best-positioned, strongest-performing health services companies in the United States. The acquisition of PCS is a unique opportunity to acquire one of the country's leading pharmacy benefits managers. This combination, together with Eagle Managed Care, our PBM, will enable Rite Aid to compete more vigorously and to be a leader in providing innovative solutions to employers, health plans and their members. Our proven technology and record of superior execution have been particularly attractive to health plans, employers and their members, and has enabled Rite Aid to provide them with high quality pharmacy care and to control their health care costs better than any retail pharmacy provider."

"PCS' president and chief executive officer, Jean-Pierre Millon, along with his successful management team, will remain at PCS and continue to lead the subsidiary. PCS will continue to be headquartered in Scottsdale, Arizona," said Grass.

"In the rapidly changing health care marketplace, employers and their health plans covering more than 190 million members will continue to turn to PBMs to manage their pharmaceutical needs. Rite Aid and PCS' combined expertise and best practices will help to further enhance the quality of care for health plan members and better control health care costs for employers and their health plans," continued Grass.

"In an era when such drug utilization issues as non-compliance with prescribed drug therapy is estimated to cost society at least $75 billion annually in avoidable health care expenditures and when patients with chronic disease states can truly benefit from enhanced pharmaceutical care, both Rite Aid and PCS have demonstrated the ability to simultaneously enhance the quality of pharmacy care and reduce health care costs. This acquisition will enable us to do more of both and do it better. The management of Rite Aid and PCS share a vision of the pharmacy playing a more central role in improving patient health and well-being and in bringing new services to employers and their health plans. No health care provider is more accessible to the public than community pharmacists," concluded Grass.

Sidney Taurel, Lilly's president, chief executive officer and chairman of the board designate, said, "By taking advantage of this opportunity, Lilly will be able to enhance its focus on pharmaceutical innovation and the realization of optimal demand for Lilly products in the marketplace. While we are very comfortable with our ownership of PCS, particularly given its growth into a successful business and its growth in profitability, we found Rite Aid's offer attractive because of its value to Lilly and the many synergistic opportunities for success PCS will have when combined with Rite Aid."

Taurel added, "Our experience has been that certain businesses can benefit from new ownership arrangements that provide them with fresh opportunities to grow their capabilities and implement their strategies especially in rapidly changing markets. We view today's announcement as being very similar to the creation of DowElanco in 1989 and Guidant in 1994 - two moves that enabled businesses formerly owned by Lilly to continue to thrive while Lilly increased its focus on bringing new pharmaceutical products to market."

The sale of PCS will result in a gain for Lilly of approximately $165 million to $185 million over the current carrying value of PCS, including certain costs of the transaction.

Jean-Pierre Millon, PCS' president and chief executive officer, said, "We've built strong positive momentum at PCS with new, innovative health management programs for patients and health plans. We've proven that PCS can prosper on its own merits. In an ever-changing health care environment, PCS has helped payers and patients find the best possible choices in pharmaceutical utilization management. We believe that combining with Rite Aid will put us in closer contact with health plan members -- the consumers of health care. This will foster new opportunities for us to accelerate our pharmacy-based patient care programs, improve the well-being of health plan members and provide additional value to employers and their health plans."

The transaction is conditioned on, among other things, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Goldman, Sachs & Co. acted as financial advisor to Rite Aid. Merrill Lynch & Co., Inc. acted as financial advisor to Lilly.

Lilly is a global research-based pharmaceutical corporation headquartered in Indianapolis, Ind., that is dedicated to creating and delivering innovative pharmaceutical-based health care solutions which enable people to live longer, healthier and more active lives.

PCS Health Systems, Inc., based in Scottsdale, AZ, is a leading information-driven health solutions company that manages nearly 300 million prescriptions each year representing approximately $10 billion in drug expenditures. Using its superior information resources, advanced technology and clinical expertise, PCS provides managed pharmaceutical-related programs and services that can directly and positively improve the health of patients, and help reduce health care costs.

Rite Aid is one of the nation's largest drugstore chains with annual revenues of more than $12 billion and approximately 3,900 stores in 30 states and the District of Columbia. The Camp Hill-based company fills over 225 million prescriptions each year accounting for more than $6 billion in drug expenditures and is the leading drugstore chain in several regions, including the mid-Atlantic and the Pacific coast, and in five of the nation's nine most populous states (CA, NY, PA, MI, NJ). This year, it was recognized in Business Week's list of the 50 top-performing companies and named by Fortune magazine as one of "America's Most Admired Companies." General information about Rite Aid, including the annual report, corporate background and press releases, is available through the company's Web site at www.RiteAid.com.

Certain statements contained in this release, which are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address activities or events that the companies expect will or may occur in the future. The companies caution that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether written or oral, made by or on behalf of the companies. Such factors include, but are not limited to, competitive pricing pressures, third party prescription reimbursement levels, continued consolidation of the drugstore industry, consumer preferences, regulatory changes governing pharmacy practices, general economic conditions, inflation, merchandise supply constraints, interest rate movements, access to capital, availability of real estate, construction and start-up of drugstore and distribution center facilities, and the effects of technological difficulties including successful completion of Year 2000 conversion activities. Consequently, all of the forward-looking statements made are qualified by these and other factors, risks and uncertainties. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the companies with the Securities and Exchange Commission.

Note to Editors: Today's news release, along with other news about Rite Aid is available on the Internet at http://www.RiteAid.com.

                                   # # #